Exhibit 10.12

SECURITY AGREEMENT
(GUARANTOR)

This SECURITY AGREEMENT (as amended, restated, modified, supplemented, renewed or extended from time to time, this “Agreement”), is entered into as of January 23, 2004, is executed and delivered by and among GOLDEN NUGGET EXPERIENCE, LLC, a Nevada limited liability company (the “Debtor”), in favor of WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger, administrative agent and documentation agent for the below-referenced Lender Group (in such capacity, together with its successors and assigns, if any, “Agent”), in light of the following:

WHEREAS, Poster Financial Group, Inc. (“Parent”) and each of Parent’s Subsidiaries identified on the signature pages thereto (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the below-defined Lenders (such Lenders, together with Agent, individually and collectively, jointly and severally, the “Lender Group”), and Agent are, contemporaneously herewith, entering into that certain Loan and Security Agreement of even date herewith (as amended, restated, modified, supplemented, refinanced, renewed or extended from time to time, the “Loan Agreement”);

WHEREAS, the Debtor has executed that certain General Continuing Guaranty, of even date herewith (as amended, restated, modified, supplemented, renewed or extended from time to time, the “Guaranty”), in favor of Agent for the benefit of the Lender Group and the Bank Product Providers respecting the obligations of Borrowers owing to the Lender Group and the Bank Product Providers under the Loan Agreement;

WHEREAS, the Debtor desires to secure its obligations under the Loan Documents to which it is party (including the Guaranty) by granting to Agent, for the benefit of the Lender Group and the Bank Product Providers, security interests in the Collateral as set forth herein; and

WHEREAS, the Debtor is a Subsidiary of a Borrower, and will benefit by virtue of the financial accommodations from the Lender Group to Borrowers.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Agent and the Debtor agree as follows:

1.                                      DEFINITIONS AND CONSTRUCTION.

1.1                               Definitions.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.  As used in this Agreement, the following terms shall have the following definitions:

“Account” means any “account” (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agent’s Liens” means the Liens granted by the Debtor to Agent under this Agreement or the other Loan Documents to which the Debtor is a party.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, and any successor statute.

“Books” means the Debtor’s now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

“Borrower” and “Borrowers” shall have the respective meanings set forth in the recitals to this Agreement.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC).

“Code” means the California Uniform Commercial Code as in effect from time to time.

“Collateral” means, with respect to the Debtor, all of the Debtor’s now owned or hereafter acquired right, title, and interest in and to each of the following:  all of its Accounts; its Books; all of its commercial tort claims; all of its Deposit Accounts; all of its Equipment; all of its General Intangibles; all of its Inventory; all of its Investment Property (including all securities and Securities Accounts); all of its Negotiable Collateral; any money, or other assets of the Debtor which now or hereafter come into the possession, custody, or control of Agent; all other goods and personal property of such Debtor, whether tangible or intangible and wherever located; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; excluding, in each case, the Guarantor Excluded Assets.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by the Debtor, Agent, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a Deposit Account.

“Debtor” has the meaning set forth in the preamble to this Agreement.

“Deposit Account” means any “deposit account” (as that term is defined in the Code).

“Equipment” means “equipment” (as that term is defined in the Code), and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“General Intangibles” means “general intangibles” (as that term is defined in the Code), (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

“Guarantor Excluded Assets”  means (a) any Investment Property of the Debtor constituting Stock of such Debtor’s Subsidiaries that are CFCs, solely to the extent that such Investment Property is in excess of 65% of the voting power of the Stock of such CFC, and (b) any agreements, permits, or licenses solely in the event and to the extent that a grant of a Lien on such license, contract, or agreement is prohibited by law or results in a breach or termination of the terms of, or constitutes a default under, or termination of any such license, contract, or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, or 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms or default under such license, contract or agreement, the Guarantor Excluded Assets shall not include, and the Debtor shall be deemed to have granted a security interest in, all such licenses, contracts, or agreements as if such terms or defaults had never been in effect; provided, however, that the Guarantor Excluded Assets shall not include (and, accordingly, the Collateral shall include) any and all proceeds of any of such assets.

“Guaranty” has the meaning set forth in the recitals to this Agreement.

“Inventory” means “inventory” (as that term is defined in the Code).

“Investment Property” means “investment property” (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time and any successor statute.

“Lender Group” has the meaning set forth in the recitals to this Agreement.

“Lenders” means, individually and collectively, each of the lenders identified on the signature pages of the Loan Agreement, and any other person made a party thereto in accordance with the provisions of Section 14 thereof (together with their respective successors and assigns).

“Loan Agreement” has the meaning set forth in the recitals to this Agreement.

“Negotiable Collateral” means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Secured Obligations” shall mean, with respect to the Debtor, all liabilities, obligations, or undertakings owing by the Debtor to the Lender Group of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Guaranty, the Loan Agreement, this Agreement, or any of the other Loan Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, fees (including attorneys fees), and expenses (including interest, costs, fees, and expenses that, but for the provisions of the Bankruptcy Code, would have accrued irrespective of whether a claim thereof is allowed) and any and all other amounts which the Debtor is required to pay pursuant to any of the foregoing, by law, or otherwise.

“Voidable Transfer” has the meaning set forth in Section 11.8 to this Agreement.

1.2                               Code.  Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

1.3                               Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section,  subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.  In the event of a direct conflict between the terms and provisions of this Agreement and the Loan Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Loan Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of the Debtor and supplemental rights and remedies in favor of Agent, in each case in respect of the Collateral, shall not be deemed a conflict with the Loan Agreement.

1.4                               Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.                                      CREATION OF SECURITY INTEREST.

2.1                               Grant of Security Interest.  The Debtor hereby pledges, grants, transfers and assigns to Agent, for the benefit of the Lender Group and the Bank Product Providers, a security interest in, and a continuing Lien on, all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Secured Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by the Debtor of the Debtor’s covenants and duties under the Loan Documents.  Agent’s Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent or the Debtor.  Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, the Debtor has no authority, express or implied, to dispose of any item or portion of the Collateral.

2.2                               Negotiable Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent’s security interest is dependent on or enhanced by possession, the Debtor, promptly upon the request of Agent, shall endorse and assign such Negotiable Collateral to Agent and deliver physical possession of such Negotiable Collateral to Agent.

2.3                               Collection of Accounts, General Intangibles, Negotiable Collateral.  At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent’s designee may (a) notify Account Debtors of the Debtor that the Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the reasonable collection costs and expenses to the Loan Account.  The Debtor agrees that it will hold in trust for Agent, as Agent’s trustee, any Collections that it receives and promptly will deliver said Collections to Agent or a Cash Management Bank in their original form as received by the Debtor.

2.4                               Delivery of Additional Documentation Required.

(a)                                  The Debtor authorizes Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of the Debtor where permitted by applicable law and describing the Collateral in the same manner as described herein or in any other manner as Agent may determine is necessary, advisable or prudent, including, without limitation, describing such property as “all assets” or “all personal property whether now owned or hereafter acquired.”  The Debtor hereby ratifies the filing of any financing statement filed without the signature of the Debtor prior to the date hereof.

(b)                                 At any time upon the request of Agent, the Debtor shall execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the “Additional Documents”) that Agent may request in its Permitted Discretion, in form and substance reasonably satisfactory to

Agent, to perfect and continue perfected or better perfect the Agent’s Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.  In addition, on such periodic basis as Agent shall reasonably require, the Debtor shall (a) provide Agent with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by the Debtor during the prior period, (b) cause all material patents and trademarks acquired or generated by the Debtor that are necessary in the conduct of the Debtor’s business and that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of the Debtor’s ownership thereof, (c) solely at the reasonable request of Agent (but not otherwise), cause all material copyrights acquired or generated by the Debtor that are necessary in the conduct of the Debtor’s business and that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of the Debtor’s ownership thereof, and (d) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such material patents and copyrights to the extent registered after the date hereof, and such material trademarks as being subject to the security interests created hereunder.

2.5                               Power of Attorney.  The Debtor hereby irrevocably appoints Agent (and any of Agent’s officers, employees, or agents designated by Agent) as the Debtor’s attorney-in-fact, with power to:  (a) if the Debtor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of the Debtor on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing, sign the Debtor’s name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse the Debtor’s name on any Collection item that may come into Agent’s possession; (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Debtor’s policies of insurance and make all determinations and decisions with respect to such policies of insurance (other than workers’ compensation); and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms which Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases which Agent determines to be necessary.  The appointment of Agent as the Debtor’s attorney, and each and every one of Agent’s rights and powers, being coupled with an interest, is irrevocable until, and shall terminate when, all of the Secured Obligations have been fully and finally repaid and performed and Agent’s obligation to extend credit under the Loan Agreement is terminated.  In accordance with Section 9-207(a) of the Code, Agent shall use reasonable care in the custody and preservation of the Collateral in its possession.

2.6                               Right to Inspect.  Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect during regular business hours the Books and to check, test, and appraise the Collateral in order to verify the Debtor’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

2.7                               Control Agreement.  The Debtor agrees that it will not transfer assets out of any Securities Account or Deposit Account other than as permitted under Section 4.7 of the Loan Agreement.  No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Account, Deposit Account, or other Investment Property shall be modified by the Debtor without the prior written consent of Agent.  Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent’s Account.

2.8                               Release of Security Interest.  Upon the payment in full of all Secured Obligations or the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations, the security interest granted hereby shall terminate hereunder and all rights to the Collateral shall revert and be deemed reassigned to the Debtor.  Upon any such termination, the Agent shall, at the Debtor’s request and expense, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination and/or reassignment, without recourse, representation or warranty of any kind.

3.                                      REPRESENTATIONS AND WARRANTIES.

The Debtor makes the representations and warranties which are set forth in Section 5 of the Loan Agreement as if the Debtor were a party thereto.

4.                                      AFFIRMATIVE COVENANTS.

The Debtor shall comply with each of the affirmative covenants which are set forth in Section 6 of the Loan Agreement as if the Debtor were a party thereto.

5.                                      NEGATIVE COVENANTS.

The Debtor shall comply with each of the negative covenants which are set forth in Section 7 of the Loan Agreement as if the Debtor were a party thereto.

6.                                      AGENT’S RIGHTS AND REMEDIES.

6.1                               Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, the security hereby constituted shall become enforceable and, in addition to all other rights and remedies available to Agent as provided hereafter, Agent may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by the Debtor:

(a)                                  Proceed directly and at once, without notice, against the Debtor to collect and recover the full amount or any portion of the Secured Obligations, without first proceeding against any Borrower, or against any security or collateral for the Secured Obligations;

(b)                                 Without notice to the Debtor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Secured Obligations (i) any indebtedness due or to become due from Agent to the Debtor and (ii) any moneys, credits or other property belonging to the Debtor at any time held by or coming into the possession of Agent;

(c)                                  Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein and in the Guaranty or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity;

(d)                                 Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

(e)                                  [intentionally omitted]

(f)                                    Without notice or demand upon the Debtor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interest in the Collateral.  The Debtor agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent as Agent may designate.  The Debtor authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Agent’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.  With respect to any of the Debtor’ owned premises, the Debtor hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Agent’s rights or remedies provided herein, at law, in equity, or otherwise;

(g)                                 Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Debtor hereby grants to Agent a license or other right to use, without charge, the Debtor’s labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale or selling any Collateral and the Debtor’s rights under all licenses and all franchise agreements shall inure to the Lender Group’s benefit.  Solely to the extent necessary to avoid the invalidation of the Debtor’s material rights and interests in any trademarks that have material economic value and solely in connection with the Agent’s advertising or sale of goods on which such trademarks are affixed, Agent agrees to maintain quality control standards with respect to such goods reasonably similar to those in effect immediately prior to the exercise of remedies with respect to such goods;

(h)                                 Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Debtor’s premises) as Agent determines is commercially reasonable.  It is not necessary that the Collateral be present at any such sale;

(i)                                     Agent shall give notice of the disposition of the Collateral as follows:

(i)                                         Agent shall give the Debtor a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made; and

(ii)                                      The notice shall be personally delivered or mailed, postage prepaid, to the Debtor as provided in Section 9, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(j)                                     Agent may credit bid and purchase at any public sale;

(k)                                  Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver or keeper without the requirement of prior notice or a hearing;

(l)                                     Agent, on behalf of the Lender Group and the Bank Product Providers, shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

(m)                               Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Debtor.  Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to the Debtor.

6.2                               Remedies Cumulative.  Agent’s rights and remedies under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  Agent shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Agent of one right or remedy shall be deemed an election, and no waiver by any member of the Lender Group of any Event of Default on the Debtor’s part shall be deemed a continuing waiver. No delay by any member of the Lender Group shall constitute a waiver, election, or acquiescence by it.

7.                                      TAXES AND EXPENSES REGARDING THE COLLATERAL.  If the Debtor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons by the end of any applicable grace period, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to the Debtor, may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in the Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) in the case of the failure to comply with Section 6.8 of the Loan Agreement, obtain and maintain insurance policies insuring the Debtor’s ownership and use of the Collateral, and take any action with respect to such policies as Agent deems prudent.  Any amounts paid or deposited by Agent shall constitute Lender Group Expenses, shall immediately become additional Secured Obligations, shall bear interest at the applicable rate described in the Loan Agreement, and shall be secured by the Collateral.  Any payments made by Agent shall not constitute an agreement by Agent, or any member of the Lender Group, to make similar payments in the future or a waiver by the Lender Group, or Agent on behalf thereof, of any Event of Default under this Agreement.  Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing; provided, however, if the Debtor is contesting a tax claim in good faith with appropriate provision therefor on its financing statements, agent shall not cause such claim to be paid or interfere with such contest.  Agent shall use its best efforts to provide prompt notice to the Debtor of any action taken by it under this Section 7.

8.                                      WAIVERS; INDEMNIFICATION.

8.1                               Demand; Protest; etc.  Except as otherwise specifically and explicitly set forth in this Agreement, the Loan Agreement, or the other Loan Documents, and to the extent permitted by law, the Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group, or Agent on behalf thereof, on which the Debtor may in any way be liable.

8.2                               Lender Group’s Liability for Collateral.  So long as the Lender Group complies with its obligations under the Code and no willful misconduct or gross negligence occurs, Agent shall not in any way or manner be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person.  All risk of loss, damage, or destruction of the Collateral shall be borne by the Debtor.

8.3                               Indemnification.  The Debtor agrees to defend, indemnify, save, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, employees, and agents (each an “Indemnified Person”) harmless (to the fullest extent permitted by law) against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person, and (b) all losses (including reasonable attorneys fees and disbursements) in any way suffered, incurred, or paid by any member of the Lender Group as a result of or in any way arising out of, following, or consequential to transactions with Borrowers or the Debtor, whether under this Agreement, the other Loan Documents or otherwise (all of the foregoing, collectively, the “Indemnified Liabilities”).  Notwithstanding the foregoing, the Debtor shall not have any obligation under this

Section 8.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.  This provision shall survive the termination of this Agreement.

9.                                      NOTICES.  All notices and other communications hereunder to Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Loan Agreement and all notices and other communications hereunder to the Debtor shall be in writing and shall be mailed, sent or delivered in care of Borrowers in accordance with the Loan Agreement.

10.                               CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.  DEBTOR AND AGENT AGREE THAT THE PROVISIONS IN THE LOAN AGREEMENT WITH RESPECT TO CHOICE OF LAW AND VENUE AND JURY TRIAL WAIVER ARE APPLICABLE TO THIS AGREEMENT AS IF FULLY SET FORTH HEREIN.

11.                               GENERAL PROVISIONS.

11.1                        Effectiveness.  This Agreement shall be binding and deemed effective when executed by the Debtor and accepted and executed by Agent.

11.2                        Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that the Debtor may not assign this Agreement or any rights or duties hereunder without Agent’s prior written consent and any prohibited assignment shall be absolutely void.  No consent to an assignment by Agent shall release the Debtor from its Secured Obligations.  Agent may assign this Agreement and its rights and duties hereunder and no consent or approval by the Debtor is required in connection with any such assignment.  Each member of the Lender Group reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in the applicable member’s rights and benefits hereunder.  In connection therewith, the Lender Group, or Agent on behalf thereof, may disclose all documents and information which Agent now or hereafter may have relating to the Debtor or the Debtor’s business.  To the extent that any member of the Lender Group assigns its rights and obligations to a third Person, the applicable member of the Lender Group thereafter shall be released from such assigned obligations to the Debtor and such assignment shall effect a novation between the Debtor and such third Person.

11.3                        Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

11.4                        Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any member of the Lender Group or the Debtor, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

11.5                        Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

11.6                        Amendments in Writing.  This Agreement can only be amended by a writing signed by Agent and the Debtor.

11.7                        Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

11.8                        Revival and Reinstatement of Obligations.  If the incurrence or payment of the Secured Obligations by the Debtor or the transfer by the Debtor to Agent of any property of the Debtor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Agent is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Agent is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of Agent related thereto, the liability of the Debtor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

11.9                        Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the subject matter contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

GOLDEN NUGGET EXPERIENCE, LLC,
a Nevada limited liability company

By:	/s/ Joanne Beckett
Name:	Joanne Beckett
Title:	VP and General Counsel

[SIGNATURE PAGE TO GUARANTOR SECURITY AGREEMENT]

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WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent

By:	/s/ Rhonda Noell
Name:	Rhonda Noell
Title:	Senior Vice President

[SIGNATURE PAGE TO GUARANTOR SECURITY AGREEMENT]

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